As filed with the Securities and Exchange Commission on January 4, 1996
                                     Registration Statement No. 33-____________
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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                              --------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                          CRESTAR FINANCIAL CORPORATION
             (Exact name of Registrant as specified in its Charter)


              Virginia                            54-0722175
   (State or other jurisdiction of      (I.R.S. Employer Identification Number)
   incorporation or organization)
                              919 East Main Street
                            Richmond, Virginia 23219
                                  804-782-5000
           (Address of principal executive office, including zip code)

                          CRESTAR FINANCIAL CORPORATION
                             LOYOLA PROFIT PLUS PLAN
                            (Full title of the Plan)
                              --------------------

                            John C. Clark, III, Esq.
                          Secretary and General Counsel
                          Crestar Financial Corporation
                              919 East Main Street
                            Richmond, Virginia 23219
                                  804-782-5000
 (Name, address and telephone number including, area code, of agent for service)

                                 With copies to:

                           Lathan M. Ewers, Jr., Esq.
                                Hunton & Williams
                          Riverfront Plaza, East Tower
                              951 East Byrd Street
                          Richmond, Virginia 23219-4074
                                  804-788-8200

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================
                                                   Proposed maximum      Proposed maximum
    Title of securities         Amount to be        offering price           aggregate             Amount of
     to be registered           registered(1)        per share(2)        offering price(2)     registration fee
---------------------------------------------------------------------------------------------------------------
Common Stock, $5.00
par value                       25,000 shares           $58.69              $1,467,250               $506
Preferred Share Purchase        25,000 rights             N/A                   N/A                   N/A
Rights(3)
===============================================================================================================

     (1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

     (2) Estimated solely for the purpose of computing the registration fee. This amount was calculated pursuant to Rule 457(c) on the basis of $58.69 per share, which was the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on January 3, 1996.

     (3) The Rights to purchase Participating Cumulative Preferred Stock, Series C will be attached to and will trade with shares of the Common Stock of the Company.
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



                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

         Not required to be filed with the Securities and Exchange Commission (the "Commission").

Item 2.  Registrant Information and Employee Plan Annual Information.

         Not required to be filed with the Commission.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by Crestar Financial Corporation (the "Company") with the Commission (file No. 1-7083) are incorporated herein by reference and made a part hereof: (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 including the Company's Form 10-K/A Amendment No. 1 to Form 10-K for the year ended December 31, 1994, and the Company's Form 10-K/A Amendment No. 1 to Form 10-K for the year ended December 31, 1994, containing 1994 annual reports for the Crestar Employees' Thrift and Profit Sharing Plan and the Crestar Merger Plan for Transferred Employees, respectively; (ii) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995; (iii) the Company's Current Report on Form 8-K dated November 17, 1995 including consolidated financial statements for Loyola Capital Corporation ("Loyola"); (iv) the description of the Company's Common Stock (the "Common Stock") contained in the Company's registration statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") with respect to the Common Stock on July 1, 1993, including any amendment or report filed for the purpose of updating such description; (v) the description of the rights to purchase Participating Cumulative Preferred Stock, Series C (the "Rights") in the Company's registration statement on Form 8-A filed under the Exchange Act with respect to the Rights, on June 26, 1989, including any amendment or report filed for the purpose of updating such description and (vi) the Form 11-K for the Loyola Profit Plus Plan (the "Plan") for the year ended December 31, 1994.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the Prospectus and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Company's Articles of Incorporation (the "Crestar Articles") implement the provisions of the Virginia Stock Corporation Act (the "VSCA"), which provide for the indemnification of Crestar's directors and officers in a variety of circumstances, which may include indemnification for liabilities under the Securities Act of 1933. Under sections 13.1-697 and 13.1-704 of the VSCA, a Virginia corporation generally is authorized to indemnify its directors and officers in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The Crestar Articles require indemnification of directors and officers with respect to certain liabilities, expenses and other amounts imposed upon them by reason of having been a director or officer, except in the case of willful misconduct or a knowing violation of criminal law. Crestar also carries insurance on behalf of directors, officers, employees or agents that may cover liabilities under the Securities Act of 1933. In addition, the VSCA and the Crestar Articles eliminate the liability of a director or officer of Crestar in a stockholder or derivative proceeding. This elimination of liability will not apply in the event of willful misconduct or a knowing violation of the criminal law or any federal or state securities law. Sections 13.1-692.1 and 13.1-696 to -704 of the VSCA are hereby incorporated herein by reference.


Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

Exhibit No.

4.1 Restated Articles of Incorporation of the Company (Incorporated herein by reference from Exhibit 3(a) of the Company's Annual Report on Form 10-K for the year ended December 31, 1993).

4.2 Bylaws of the Company, as amended through February 26, 1993 (Incorporated herein by reference from Exhibit 3(b) of the Company's Annual Report on Form 10-K for the year ended December 31, 1993).

4.3 Rights Agreement dated June 23, 1989, between the Company and Mellon Bank, N.A., as Rights Agent (Incorporated herein by reference from Exhibit 4.1 of the Company's Current Report on Form 8-K dated June 23,
      1989).

4.4   Crestar Financial Corporation Loyola Profit Plus Plan.

5 Opinion of Hunton & Williams as to the legality of the securities being registered.

23.1 Consent of Hunton & Williams (included in the opinion filed as Exhibit 5 to the Registration Statement).

23.2  Consent of KPMG Peat Marwick LLP.

23.3  Consent of KPMG Peat Marwick LLP.

24    Power of Attorney for Officers and Directors (included on signature page).


         The Company has submitted the Plan and undertakes to submit any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

Item 9.  Undertakings

         (a)      The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are made, a post-effective amendment to this registration statement;

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.


     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities
Act,  and  is,  therefore,   unenforceable.  In  the  event  that  a  claim  for
indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 4th day of January, 1996.


                                   CRESTAR FINANCIAL CORPORATION
                                            (Registrant)


                                   By  /s/ Richard G. Tilghman
                                       Richard G. Tilghman
                                       Chairman of the Board and
                                       Chief Executive Officer

                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 4, 1996. Each of the directors and/or officers of Crestar Financial Corporation whose signature appears below hereby appoints John C. Clark, III, Lathan M. Ewers, Jr. and David M. Carter, and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below, and to file with the Commission any and all amendments, including post-effective amendments, to this registration statement, making such changes in the registration statement as appropriate, and generally to do all such things in their behalf in their capacities as officers and directors to enable Crestar Financial Corporation to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.


         Signature                            Title


By   /s/ Richard G. Tilghman     Chairman of the Board, Chief Executive Officer
         Richard G. Tilghman     and Director (Principal Executive Officer)

By   /s/ James M. Wells, III     President and Director
         James M. Wells, III

By   /s/ Richard F. Katchuk      Corporate Executive Vice President and Chief
         Richard F. Katchuk      Financial Officer (Principal Financial Officer)

By   /s/ James D. Barr           Group Executive Vice President, Controller and
         James D. Barr           Treasurer (Principal Accounting Officer)

By   /s/ Richard M. Bagley       Director
         Richard M. Bagley

By   /s/ J. Carter Fox           Director
         J. Carter Fox

By   /s/ Bonnie Guiton Hill      Director
         Bonnie Guiton Hill

By   /s/ Gene A. James           Director
         Gene A. James

By   /s/ H. Gordon Leggett, Jr.  Director
         H. Gordon Leggett, Jr.

By   /s/ Charles R. Longsworth   Director
         Charles R. Longsworth

By   /s/ Patrick J. Maher        Director
         Patrick J. Maher

By   /s/ Frank E. McCarthy       Director
         Frank E. McCarthy

By   /s/ Paul D. Miller          Director
         Paul D. Miller

By   /s/ G. Gilmer Minor, III    Director
         G. Gilmer Minor, III

By   /s/ Gordon F. Rainey, Jr.   Director
         Gordon F. Rainey, Jr.

By   /s/ Frank S. Royal, M.D.    Director
         Frank S. Royal, M.D.

By   /s/ Eugene P. Trani         Director
         Eugene P. Trani

By   /s/ L. Dudley Walker        Director
         L. Dudley Walker

By   /s/ Karen Hastie Williams   Director
         Karen Hastie Williams

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the trustees has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on this 4th day of January, 1996.


                             LOYOLA PROFIT PLUS PLAN
                                     (Plan)


                             By /s/ James J. Kelley, Chairman

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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                              --------------------







                                    EXHIBITS

                                   filed with

                             REGISTRATION STATEMENT

                                       on

                                    FORM S-8

                                      UNDER

                           THE SECURITIES ACT OF 1933


                              --------------------







                          CRESTAR FINANCIAL CORPORATION
                             LOYOLA PROFIT PLUS PLAN
                            (full title of the plan)







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



                                  EXHIBIT INDEX










                                                                                               Sequentially
Exhibit No.     Description                                                                     Number Page
 4.1            Restated Articles of Incorporation of the Company (Incorporated herein by reference from Exhibit 3(a) of the Company's  Annual Report on Form
                10-K for the year ended December 31, 1993).

 4.2            Bylaws of the Company  (Incorporated  herein by reference from Exhibit
                3(b) of the  Company's  Annual  Report on Form 10-K for the year ended
                December 31, 1993).

 4.3            Rights  Agreement dated June 23, 1989,  between the Company and Mellon
                Bank,  N.A., as Rights Agent  (Incorporated  herein by reference  from
                Exhibit 4.1 of the Company's Current Report on Form 8-K dated June 23,
                1989).

 4.4            Crestar Financial Corporation Loyola Profit Plus Plan.

 5              Opinion  of Hunton & Williams  as to the  legality  of the  securities being registered.

23.1            Consent of Hunton & Williams (included in the opinion filed as Exhibit
                5 to the Registration Statement).

23.2            Consent of KPMG Peat Marwick LLP.

23.3            Consent of KPMG Peat Marwick LLP.


24 Power of Attorney for Officers and Directors (included on signature page).